Exhibit 10.15

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

STORAGE CONTRACT

1.	Contract Number

No:	2011-TBA
Dated:	01-07-2011

2.	VTTI Fujairah Terminals Ltd Fzc – (the “Company”)

VTTI Fujairah Terminals Ltd Fzc

PO Box 1592

Fujairah

United Arab Emirates

3.	Principal/Client

Vital Bahrain E.C.

P.O. Box 20486

Bahrain World Trade Centre

27th Floor, West Tower

Flat 271 Building 1B

Isa Al Kabeer Avenue

Manama Centre 316

Bahrain

Tanks allocated to the Fuel Matrix under Appendix 5 or by subsequent reallocation from other matrices shall be assigned to Vital Asia Ltd.

All terms and conditions of this governing agreement shall apply to the assigned parties. Invoices for such tanks will be addressed directly to the assigned parties.

4.	Storage Period

Start:	01 July 2011
End:	15 September 2015

Client has option to renew this contract for a further period of minimum 12 months. Intention to renew to be declared in writing by 15 June 2015. Renewal shall be subject to mutual agreement between the Company and Client on the terms and conditions for such renewal.

5.	Products

Crude oil, condensate, Class 1, Class 2 and Class 3 petroleum products

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	Storage Facility (the “Terminal”)

Located at:

VTTI Fujairah Terminals Ltd Fzc

PO Box 1592

Fujairah to Khor Fakkan Road

Fujairah / UAE

Port and Draft restrictions :                 Ref. Appendix 1

Opening hours of the Terminal :         Ref. Appendix 1

7.	Contractual Capacity

Contractual Capacity :                         1,180,640 m3

Nett Capacity :                                     1,154,845 m3

Full tank schedule as below.

For operational invoicing purposes, tanks will be allocated on a Matrix basis as per Appendix 5. Re-allocation of tanks is possible by written notification. Re-allocation of tanks to Processing Matrix rendering them exempt from certain ancillary charges shall be by mutual agreement only.

Products will be stored on a dedicated basis.

Tank	Contractual Capacity (m3)	Nett Capacity (m3)	Roof Type	Product	Heating	Min flash
TK 104	13,097	13,097	Fixed	Fuel Oil		60 c
TK 105	13,052	13,052	Fixed	Fuel Oil		60 c
TK 106	13,177	13,177	Fixed	Fuel Oil		60 c
TK 107	13,177	13,177	Fixed	Fuel Oil		60 c
TK 108	13,117	13,117	Fixed	Fuel Oil		60 c
TK 109	13,091	13,091	Fixed	Fuel Oil		60 c
TK 110	13,098	13,098	Fixed	Fuel Oil		60-c
TK 111	13,109	13,109	Fixed	Fuel Oil		60 c
TK 112	24,568	24,568	Internal Floating	DPP		n.a.
TK 113	24,568	24,568	Internal Floating	DPP		n.a.
TK 114	24,568	24,568	Internal Floating	DPP		n.a.
TK 115	24,526	24,526	Internal Floating	DPP		n.a.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tank	Contractual Capacity (m3)	Nett Capacity (m3)	Roof Type	Product	Heating	Min flash
TK 116	42,342	42,342	External Floating	DPP		n.a.
TK 117	42,152	42,152	External Floating	DPP		n.a.
TK 118	42,152	42,152	External Floating	DPP		n.a.
TK 119	42,266	42,266	External Floating	DPP		n.a.
TK 120	3,385	3,385	Cone Internal Floating	CPP		n.a.
TK 121	5,454	5,454	Cone Internal Floating	CPP		n.a.
TK 122	3,391	3,391	Cone Internal Floating	CPP		n.a.
TK 123	17,106	17,106	Fixed	Fuel Oil	Yes	60 c
TK 124	17,106	17,106	Fixed	Fuel Oil	Yes	60 c
TK 125	13,031	13,031	Fixed	Fuel Oil	Yes	60 c
TK 126	13,031	13,031	Fixed	Fuel Oil	Yes	60 c
TK 127	28,521	28,521	Fixed	CPP		60 c
TK 128	28,524	28,524	Internal Floating	CPP		n.a.
TK 129	36,229	34,989	Domed Fixed	DPP	Coils	60 c
TK 130	36,176	35,051	Domed Fixed	Fuel Oil	Coils	60 c
TK 131	36,183	35,025	Domed Fixed	Fuel Oil	Coils	60 c
TK 132	36,200	35,320	Domed Fixed	Fuel Oil	Coils	60 c
TK 201	14,204	13,496	Internal Floating	CPP		n.a
TK 202	14,184	13,485	Internal Floating	CPP		n.a
TK 203	22,877	21,913	Internal Floating	CPP		n.a
TK 204	10,663	10,075	Internal Floating	CPP		n.a
TK 205	22,838	21,862	Internal Floating	CPP		n.a
TK 206	22,819	21,865	Internal Floating	CPP		n.a.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tank	Contractual Capacity (m3)	Nett Capacity (m3)	Roof Type	Product	Heating	Min flash
TK 207	25,311	24,254	Internal Floating	CPP		n.a.
TK 208	22,814	21,850	Internal Floating	CPP		n.a.
TK 209	33,490	32,174	Internal Floating	CPP		n.a.
TK 210	33,447	32,141	Internal Floating	CPP		n.a.
TK 211	33,471	32,152	Internal Floating	CPP		n.a.
TK 212	33,497	32,194	Internal Floating	CPP		n.a.
TK 213	51,423	49,532	Internal Floating	CPP		n.a.
TK 214	46,334	44,614	Internal Floating	CPP		n.a.
TK 215	46,280	44,568	Internal Floating	CPP		n.a.
TK 216	33,545	32,250	Internal FR	CPP		n.a.
TK 217	33,503	32,199	Internal Floating	CPP		n.a.
TK 218	33,542	32,227	Internal Floating	CPP		n.a.
TOTAL	1,180,640	1,154,845

8.	Means of Delivery

Receipt ex seagoing vessel, barge or pipeline transfer. Redelivery into seagoing vessel, barge or pipeline transfer

9.	Rates (expressed in USD)

Tank Rental	[***]

Expressed in cubic meter (M3) per contractual capacity per month or part thereof.

Rates will subject to escalation as follows

(i)	for the period 01st July 2013 to 30th June 2014: Escalation will be applied at [***]%.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)	for the period 01st July 2014 to 14th September 2015: Escalation will be applied to 01st July 2013 to 30th June 2014 rates at [***]%.

Tank rental rate includes:

•	Delivery from seagoing vessel or barge

•	Redelivery into seagoing vessel or barge

•	Storage during the period

•	Standard terminal issued documentation on ship’s departure at the Terminal

•	[***]throughput per [***] (calculated as 1 import and export of the nett tank capacity)

Additional Charges:

Activity	Fuel Matrix	Distillate Matrix	Processing Matrix	Other

Additional Throughput Surcharge	As per 9.1	As per 9.1	N.A	As per 9.1

ITT Surcharge	As per 9.2	As per 9.2	N.A	As per 9.2

Homogenisation	As per 9.3	As per 9.3	N.A	As per 9.3

Heating	As per 9.4	N.A	As per 9.4	As per 9.4

9.1	Additional Throughput Surcharge	USD [***] per cubic meter (M3)

Charged on the difference, expressed in M3, between the actual throughput and the free throughput per month (free throughput is calculated as import and 1 export of the nett tank capacity)

Excess throughput shall be calculated at the end of each calendar year of the contract period based upon the accumulated volumes over the 12 month period and over the Nett Capacity mentioned in Clause 7 of this contract.

9.2	ITT Surcharge	USD [***] per cubic meter (M3)

For each pumpover within the Client’s set of tanks or to neighbouring terminals

9.3	Homogenisation Surcharge per hour (in shore tank)	USD [***]

Maximum lumpsum charge for tanks< 13,000 m3 capacity:		USD [***]

Maximum lumpsum charge for tanks > 13,000 m3 capacity:		USD [***]

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.4	Heating Products in Tank	USD [***]

Per 1000 m3 of product in tank per 1°C of temperature increase achieved.

Maintaining Temperature

Rate: USD [***] (expressed in USD / m3 / day)

Charged on the average inventory in tanks (in m3) during the period, expressed in days, when the service was rendered.

In addition to this Client shall provide the fuel oil required for the boilers. In case the Client is not in a position to supply the required fuel oil, the Company shall purchase the fuel and charge the Client for the fuel purchased at cost.

Heating shall not be undertaken without explicit consent of the Client. However, in case the viscosity of the product in tank exceeds 650 CST at actual temperature or cargo temperature is lesser than 10°C above the Pour Point, the Company shall have the right to heat the product without Client’s consent.

While the current Processing Agreement is in place between the Client and FRL, the Processing Matrix pays the Company no charges for tank heating other than providing the fuel oil required by the boilers for tank heating purposes.

If the current Processing Agreement is discontinued and the Processing Matrix requires tank heating but no longer covers these costs under a new Processing Agreement, the above charge for heating is applicable, in addition to providing the fuel required.

In case the Client is not in a position to supply the required fuel oil, the Company shall purchase the necessary fuel oil and charge the Client for the fuel purchased at cost.

9.5 Analytical Charges

If requested, analytical services are available. A schedule of available tests and rates is listed under Appendix 3.

Rates exclude:

VAT and any other taxes and port charges including but not limited to wharfage fees, topside fees, levies, quay dues, pigging charges and any other 3rd party fees charged by 3rd parties such as (but not limited to) the freezone and the port authority. Company will invoice these fees to the Client without any mark-up or fee charged by the Company.

The topside fee charged by the Port of Fujairah is payable to the Company on a monthly basis. This fee currently amounts to Dhs [***] per MT imported and [***] Dhs per MT exported (subject to the Company achieving agreed throughput level in excess of 10 million MT loaded or discharged per annum). Where throughput levels do not exceed this limit, the rate is subject to change by the Port of Fujairah and will be invoiced as follows:

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Throughput Level:

5 million tons—10 million tons	[***] Dhs per MT (applicable to imported & exported volume)

Up to 5 million tons	[***] Dhs per MT (applicable to imported & exported volume)

The Company will invoice the topside fee at the prevailing rate without mark up of fee.

Charges for Ship-to-Ship (“STS”) operations in port, charged by the Port of Fujairah, are payable to the Company on a monthly basis. The fee is currently Dhs [***] per MT discharged from the Mother Vessel and Dhs [***] per MT received by the Daughter Vessel.

Non-Standard Documentation, including COO. Charge per issue	USD [***]

The Company invoices the Client in US$ at the UAE official exchange rate which is currently 3.665 Dirhams per 1US$.

In the event of changes to any port tariff which would impact the clients overall cost of operations at the terminal, both parties agree to discuss if and if so, how such additional cost may be shared.

10.	Terms of Operation

Oil movement planning including quality and quantity must be clearly identified and detailed by the Client and intimated to the Company well in advance for execution. The Company will not be responsible for any effect of oil movement planning whatsoever. In implementing the oil movement planning, the Company shall follow the instructions of the Client, but the Client should always observe and consider the Quality and Quantity requirements of tank heels bottoms, i.e. ROB, with regards to the potential of contamination upon the changing of grades stored in a tank.

Nomination and Operational Procedures are described in Appendix 2 of this Contract

11.	Product Acceptance Procedure

Prior to each discharge the Company shall have the right to be informed by the Client on the following specifications of the product to be received:

Kinematic Viscosity at 50°C

Flashpoint

H2S

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pourpoint

Mercaptans

RVP

Colour

Sulphur Content

Water Content

The product shall meet all of the following criteria:

Maximum Viscosity at actual temperature:	Report – Where the maximum viscosity of the product exceeds 650 CST, cargoes will be handled. In such cases, the Terminal’s operational performance and efficiency cannot be guaranteed.

Minimum Flashpoint:	Applies per tank as per table in Clause 7.

Maximum H2S:

H2S acceptance criteria are included as Appendix 4 of this contract.

No maximum H2S restriction applies to cargo received in floating roof tanks. However, the Terminal has the right to analyse H2S prior to discharge if no mention is made in the Certificate of Quality.

Pourpoint:	At least 15°C lower than the cargo temperature.

Colour (CPP tanks only)	Max ASTM 2.5. In case product with colour darker is accepted, the Client agrees to provide cargo of ASTM Colour 2.5 or lighter to flush the lines after the operation.

Mercaptans:

50 ppm*

*: above 50 ppm is allowed after explicit approval of the Company. Nevertheless in the event of encroachment on the Terminal’s safety standard or complaints/instructions received from Fujairah Municipality mitigating measures will be taken at the Client’s cost.

RVP	MAX. 13.0 psi @ 37.8°C

If the Company requests all or any of the abovementioned specifications and is not properly informed by the Client the Company shall have the right to refuse discharge. If product does not meet one or more of these criteria the Company shall have the right to refuse discharge.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	Tank Cleaning

Tanks are prepared for their respective products prior to commencement of the Contract. On completion of the Contract the costs involved in cleaning the tanks to their original condition in preparation for the next service and the disposal of wastes if any are to the Client’s account. Where tank cleaning is required to facilitate the storage of different grades of cargo, charges will be for the Client’s account. A copy invoice of the cleaning company will be attached to the Company’s invoice with a surcharge of [***]% for coordination and administration costs.

13.	Additive Injection

Injection of additives shall be charged based on actual incurred costs. The height of the fee shall be dependent upon the complexity of handling the additive and shall be discussed and agreed upon on a case by case basis.

However a minimum fee of US$ [***] per operation shall apply.

14.	Contractual Gain/Loss

Contractual gain/loss during Operations and Storage will be actual gain/loss as determined by an independent surveyor witnessed by the Company after unloading & loading operations on basis of the shore tanks gauging.

The company shall use reasonable endeavours to achieve zero losses based on receipt in-tank figures versus delivered ex tank figures. A stock reconciliation will be made on an annual basis to review the actual figures achieved. The company will not be responsible for any operational loss below [***]% of the volume handled for every 12 month period.

Tank and jetty lines at the Terminal are kept packed at all times. Where transfers necessitate line displacements that require stock adjustments between matrices and/or other clients, the Client is to be consulted prior to the operation and written approval is to be received from the Client prior to the commencement of the operation. Reconciliation of these movements is to be reported on a monthly basis to all concerned parties.

15.	Rates/Conditions are Exclusively for the Client

The Client is not authorised to cede or subcontract the Contractual Capacity as well as any right granted by this Contract without the Company’s prior written approval.

Sub-leasing of Clients tank to a 3rd Party

In case the Client wishes to sub-lease one or more of the contracted tanks it may request the Company to do so on its behalf. In this case the Company shall at its discretion approach potentially interested parties and negotiate a sub-lease contract acceptable to the Client for the tank and period agreed with the Client.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Client is not allowed to enter into any direct negotiations or discussions concerning its contracted tanks with a 3rd Party and the Company is under no obligation to accept any 3rd parties as a sub-lessee. In case the Company is not able to find a sub-lessee on its own accord the Client may propose a suitable alternative, approval of which shall not be unreasonably withheld.

16.	Invoicing and Payment

Tank Rental fee will be invoiced monthly; invoices will be issued at the beginning of each calendar month in advance. All other charges for any other services rendered will be invoiced upon expiry of the month in which the respective service was rendered.

Invoices are payable in US$ and within 10 days after the date of invoice and before final lifting of product.

17.	Tank Availability

When it is mutually agreed for tank(s) to be taken out of service, Principal shall not be charged for lease of those tanks during the agreed period.

18.	Insurance

a)	Title and risks of the oil products will remain with Client at all times.

b)	Client will be responsible for insuring the oil stored under this Contract at their cost and expense.

c)	Both Parties will be responsible for procuring third party liability insurance to cover their respective legal liabilities arising from their responsibilities under this Contract.

d)	Company shall at no time be liable for any damage to or loss of oil stored, unless due to gross negligence, fraud or manifest error of or by the Company.

e)	Company to act as a reasonable and prudent operator at all times. The Company will be liable for any direct cost borne by the Client from the Company not acting as a reasonable and prudent operator.

19.	General Terms and Conditions

The General Terms and Conditions as stated in Appendix 6 attached shall be applicable to this Contract.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.	Modification of the General Conditions

The provisions set forth in the Contract may be modified by mutual agreement and in writing in accordance with technical or legal requirements. In this case the Company shall endeavour to give at least three months notice, except in the event of urgency in particular regarding regulations and safety measures, in which case the Company shall nonetheless inform the Client of the same.

21.	Equity Clause

In the event of unexpected, heavy changes in exploitation costs, or important disruption of the general economy, or any duty or tax not already included, the parties to this Contract will meet to discuss the necessity of modifying part or all of the conditions of this Contract.

22.	Law and Jurisdiction

UK law will govern the present Contract.

For every dispute not settled amicably the only qualified jurisdiction will be the London courts of Arbitration.

23.	Notices

All notices which may be given under any provisions of this Contract shall be in writing in English and deemed to have been duly given when (a) served by (i) facsimile or other written electronic means and communication confirmed by registered airmail, (ii) personally or (iii) mailed by certified or registered first class mail, return receipt requested, postage prepaid and (b) properly addressed to the Parties at their addresses first above written or to such other address as each of the Parties may designate in writing to the other Parties in the manner provided in this Clause 22, together with copies as follows:

In case of notice to the Company:

VTTI Fujairah Terminals Ltd Fzc

PO Box 1592

Fujairah

United Arab Emirates

Tel. +971 9 2281188

Fax +971 9 2228344

In case of notice to the Client:

Vitol Bahrain E.C.

P.O. Box 20486

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Bahrain World Trade Centre

27th Floor, West Tower

Flat 271 Building 1B

Isa Al Kabeer Avenue

Manama Centre 316

Bahrain

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

VTTI Fujairah Terminals Ltd Fzc /s/ Mr. Siavash Alishahpour Mr. Siavash Alishahpour Date: 15/12/2011	Vitol Bahrain E.C. /s/ Mr. Isa A. Rahim Mr. Isa A. Rahim Date: 15-December-2011

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

Jetties

Refer table No. 01 for an overview.

Table No. 01, overview of jetty’s at Port of Fujairah

Jetty No.	Draught (m) (1)	DWT/Max Displacement (mt)	Max LOA (m)

Berth OTB 1	13.50	55,000	180

Berth OTB 2	13.50	120,000	250

Berth OTB 3	13.50	120,000	250

Berth OTB 4	16.50	230,000	330

Berth OTB 5	16.50	207,000	300

Berth OTB 6	16.50	207.000	300

Berth OTB 7	16.50	207.000	300

1.	Above stated draughts are general figures. Contact the local harbour authorities for the latest draught restrictions.

Vessel Acceptance

Vessels calling at the Terminal will need to have been approved by the Port of Fujairah. The Company may at its own discretion refuse acceptance of vessels for reasons including but not limited to related to safety, crew professionality, etc

Minimum Vessel Capabilities

Vessels calling at the Terminal with a DWT tonnage of more than 40,000 shall be able to maintain a minimum pumping or receiving rate of 1500 m3 per hour.

Vessels calling at the Terminal with a DWT tonnage of more than 20,000 but less than 40,000 shall be able to maintain a minimum pumping or receiving rate of 1000 m3 per hour or 7 bar at the ships manifold.

Vessels calling at the Terminal with a DWT tonnage between 10,000 and 20,000 shall be able to maintain a minimum pumping or receiving rate of 800 m3 per hour.

Vessels calling at the Terminal with a DWT tonnage of less than 10,000 shall be able to maintain a minimum pumping or receiving rate of 600 m3 per hour.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Working Hours and Overtime:

The Terminal is able to handle product on 24 hours per day 7 days a week basis. Office hours are from Sunday 08:00hrs till Thursday 18:00hrs.

For all information related to movements please include e-mail address “xterminal@ftl.vtti.com” For emergency please contact key-personnel at below stated phone numbers.

Emergency Contact Details of Key Personnel:

Customer Services	: Benjie Guilaran
E-mail	: bmg@ftl.vtti.com
Tel	: + 971 9 228 1188
Mobile	: + 971 50 629 0907

Operations Manager	: Philip Thankapan Ranjan
E-mail	: ptr@ftl.vtti.com
Tel	: + 971 9 228 1188
Mobile	: + 971 50 629 1182

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

NOMINATION AND OPERATIONAL PROCEDURES

1-	All import and export vessels shall be subject to the Port of Fujairah & the Terminal’s customary clearance procedures (hereafter referred to as the Terminal customary clearance procedure).

2-	The Principal shall endeavour to give the Terminal at least fifteen (15) days notice of a 5-day arrival range for each import / export requirement, and shall notify the Terminal the following information:

a)	Name and Flag of the vessel to be employed

b)	Year of Construction

c)	Summer Dead-weight and Draft

d)	L.O.A.

e)	Distance from Bow to Centre Manifold

f)	Type of operation : Import / Export

g)	Product

3-	The Terminal shall accept or reject a vessel nomination made by the Principal within 24 hours if the vessel is within the Port of Fujairah acceptance criteria. If the vessel is outside these criteria it is considered as rejected, however the Terminal shall make best endeavours to obtain the Port’s acceptance.

4-	At least ten (10) days prior to the first day of the agreed 5-day arrival date range the Principal to narrow this down to a 3-day window and shall also notify the Terminal the following information:

a)	3 day arrival range

b)	Vessel’s local agents

c)	Independent Inspectors attending

d)	Quantity of each grade of Product to be loaded or discharged.

5-	At least three (3) Working Days prior to the agreed date range of a nominated vessel, the Principal may substitute it with a vessel of similar purpose. Such notice of substitution shall be made in writing and contain the information required under Section 2 and 4 hereinabove. Unless otherwise agreed in writing, the date range for the substitute vessel shall always remain as per that of the previous nomination.

6-	The Principal shall advise the Terminal promptly of any change of 24 hours or more in the estimated time of arrival of a vessel nominated hereof.

7-	All vessels entering Port of Fujairah should comply with all the Rules and Regulations issued from time to time by the Port of Fujairah Authority.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8-	The Principal shall notify the Terminal of its documentary requirements at least two (2) full Working Days prior to the arrival of a nominated vessel. The Terminal shall provide all necessary documents in accordance with the Principal’s instructions within four (4) hours after completion of loading, and/or from the completion of any quality or quantity testing required by the Principal which may delay the preparation of such documents, whichever the latter.

9-	The Principal shall arrange for the Master of the vessel or his representative to notify the Terminal (Fax No. 09-2228693) of the expected time of arrival upon sailing from its previous port, and thereafter to the extent that such time remains, at least seven (7) days and at 72, 48, 24 hours before the vessel is due at the Terminal. Thereafter the Master shall advise by Telex, radio or telephone any variation of more than six (6) hours from such expected time of arrival previously given. The Master of the vessel or his representative shall provide the Terminal (Fax. No. 09-2228693) with the following information 72 hours prior to arrival with an update where applicable at 48 and 24 hours prior to arrival:

a)	For import vessels discharging Product(s) to the Terminal:

1.	Name of Vessel and call sign

2.	ETA Fujairah (Local Time)

3.	Vessel LOA and BCM

4.	Arrival draft fore and aft.

5.	Vessel’s Agent at Fujairah

6.	Cargo to be discharged (Gross Observed Volume and Gross Standard Volume GOV/GSV)

7.	transit cargo details.

8.	If applicable, ability to discharge two grades simultaneously.

9.	If “NO” to (8), preferred discharge sequence.

10.	Expected maximum freeboard alongside.

11.	Ballast hours on completion.

12.	Confirmation that all tanks are inerted and IGS fully operational.

b)	For export vessels loading Product(s) from the Terminal:

1.	Name of vessel and call sign

2.	ETA Fujairah (Local Time)

3.	Vessel LOA and BCM

4.	Arrival draft fore and aft.

5.	Vessel’s Agent at Fujairah

6.	De-Ballast hours before loading.

7.	Cargo nomination by grade and quantity.

8.	Transit cargo details.

9.	If applicable, ability to load two grades simultaneously.

10.	If “NO” to (9) preferred loading sequence.

11.	expected sailing draft, fore and aft.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	expected maximum freeboard alongside.

13.	Last cargo carried, tank preparation.

14.	Confirmation that all tanks are inerted and IGS fully operational.

10-	a) On arrival at the designated anchorage point, the Master of the import vessel is to confirm to the Terminal the availability of the following documents on board prior to the proceeding to berth:

(i)	copy of the Bill of Lading

(ii)	copy of the Quality certificate

(iii)	copy of the certificate of Origin

(iv)	copy of the Cargo Manifest

b)	Non compliance with the above requirement (Section 10a hereinabove) may result in berthing delays and or refusal of the vessel.

c)	All documents, as specified in Section 10a hereinabove, shall be presented to the Terminal upon vessel arrival.

11-	The Principal shall always ensure that the local agent of the import vessel issues a Delivery Order to the Terminal prior to commencement of discharge. The Delivery Order shall show the quantity in metric tones, as stated on the Bill of Lading. Failure to comply with this request may subject the import vessel to discharge delays.

12-	On completion of vessel operations, the Terminal shall promptly provide the Principal with the following information by telex:

a)	Discharge Quantity and Outturn (Imports) / Bill of Lading Quantity (Exports)

b)	Time Log (imports and/or Exports)

NB.:	ALL COMMUNICATIONS AND ETA’S SHOULD REFER TO LOCAL TIME IN THE UNITED ARAB EMIRATES; WHICH IS GMT PLUS 4 HOURS.

13-	The Principal shall provide the Terminal with Proforma Invoices (PFI) showing estimated values (Fax PFI acceptable), within 48 hours of completion of vessel operations. This is a requirement of the Port Authority and is applicable to both import and export of Product(s). Non compliance may subject the Principal to a penalty imposed by the Port Authority.

DISCHARGE AND LOADING CONDITIONS

14-	All vessels shall comply with the Terminal and Port Authority rules & regulations.

15-	The Principal warrants that each vessel shall be participating in the “Tanker Owners Voluntary Agreement concerning Liability for Oil Pollution – (TOVALOP).

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16-	Upon arrival at the designated anchorage at Fujairah, the Master (or his representative) shall tender to FRCL (or its agent) Notice of Readiness by Fax, telegraph, radio or letter, at any time that the vessel is ready, in all respects, to load or discharge Product(s) as the case may be.

Appendix 3

FTL LABORATORY RATES

		US$	US$	US$
		GASOIL	FUEL OIL	NAPHTHA
Ash Content % Wt.	ASTM D 482	[***]	[***]
Asphaltine Content % Wt	IP 143/96
B.S.& Water % Vol	ASTM d 2709	[***]	[***]
Calorific Value BTU lb (MJ/Kg) (MJ/Kg) (MJ/Kg)	Calculated
Carbon Content % Wt	ASTM D 3178/93	[***]	[***]
Cetane Index	ASTM d976	[***]
Cloud Point		[***]
Colour ASTM	ASTM D 1500	[***]
Compatibility/Stability Test Rating	ASTM D 4740/95
Carbon Residue % wt	ASTM D 189/97 IP 13/94	[***]	[***]
Copper Corrosion Test	ASTM D86	[***]
Distillation deg C	STM D86	[***]		[***]
Density kg/L	ASTM D 1298/90 IP 160/96	[***]	[***]	[***]
Flash Point deg C	ASTM D 93/97 IP 34/88	[***]	[***]
Metals ppm(Sodium)	IP 288/95
Metals ppm(Vanadium)	IP 288/95
Metals ppm(Alluminium)	IP 377/95 modified
Metals ppm(Silicon)	IP 377/95
Potasium Content ppm	IP 288
Pour Point deg F/C	ASTM D 97	[***]	[***]
RCR		[***]	[***]
Sediment by extraction % Wt	ASTM D 473/95 IP 53/82		[***]
Sulphur Content % wt	ASTM D 129/95 D4294/95 IP336/95	[***]	[***]	[***]
Viscosity kinematic cSt	ASTM D 445/96 IP 71/97	[***]	[***]
Water content % Vol	ASTM D 95/90 IP 74/88	[***]	[***]

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Total Solids

Total Acid No.	[***]

Neutralizaion No.
Reid Vapor Pressure		[***]
Saybolt Color		[***]

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 4

H2S ACCEPTANCE CRITERIA

FOR FIXED ROOF TANKS

H2S concentration	Unloading requirements

<2 ppm in the liquid phase	Product is acceptable cf ASTM test certificate

2ppm<liquid phase<5ppm and <200ppm in the vapor phase	Product can only be accepted with ASTM tests for H2S concentration in the liquid phase and the vapor phase

2ppm<liquid phase<5ppm and >200ppm in the vapor phase	Product can only be accepted with ASTM tests for H2S concentration in the liquid phase and the vapor phase Product has to be treated with H2S scavenger

>5 ppm liquid phase	Product can only be accepted with ASTM tests for H2S concentration in the liquid phase and the vapor phase Product has to be treated with H2S scavenger

Receipt of cargo into tanks with floating roofs shall be exempt from the abm limits.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 5

TANK ALLOCATION BY MATRIX

Tanks allocated to Fuel Matrix as at 21.10.2011

Tank	Contractual Capacity (m3)	Nett Capacity (m3)	Roof Type	Product	Heating	Min flash
TK 104	13,097	13,097	Fixed	Fuel Oil		60 c
TK 105	13,052	13,052	Fixed	Fuel Oil		60 c
TK 106	13,177	13,177	Fixed	Fuel Oil		60 c
TK 107	13,177	13,177	Fixed	Fuel Oil		60 c
TK 108	13,117	13,117	Fixed	Fuel Oil		60 c
TK 109	13,091	13,091	Fixed	LCO		60 c
TK 110	13,098	13,098	Fixed	Fuel Oil		60 c
TK 111	13,109	13,109	Fixed	Fuel Oil		60 c
TK 123	17,106	17,106	Fixed	Fuel Oil	Yes	60 c
TK 124	17,106	17,106	Fixed	Fuel Oil	Yes	60 c
TK 125	13,031	13,031	Fixed	Fuel Oil	Yes	60 c
TK 126	13,031	13,031	Fixed	Fuel Oil	Yes	60 c
TK 130	36,176	35,051	Domed Fixed	Fuel Oil	Coils	60 c
TK 131	36,183	35,025	Domed Fixed	Dar Resid	Coils	60 c
TK 132	36,200	35,320	Domed Fixed	Fuel Oil	Coils	60 c

TOTAL	273,751	270,588				60 c

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tanks allocated to Distillate Matrix a at 21.10.2011

Tank	Contractual Capacity (m3)	Nett Capacity (m3)	Roof Type	Product	Heating	Min flash
TK 201	14,204	13,496	Internal Floating	CPP		n.a
TK 202	14,184	13,485	Internal Floating	CPP		n.a
TK 203	22,877	21,913	Internal Floating	CPP		n.a
TK 204	10,663	10,075	Internal Floating	CPP		n.a
TK 210	33,447	32,141	Internal Floating	CPP		n.a.
TK 211	33,471	32,152	Internal Floating	CPP		n.a.
TK 212	33,497	32,194	Internal Floating	CPP		n.a.
TK 215	46,280	44,568	Internal Floating	CPP		n.a.
TK 218	33,542	32,227	Internal Floating	CPP		n.a.

TOTAL	242,165	232,251

Tanks allocated to Processing Matrix as at 21.10.2011

Tank	Contractual Capacity (m3)	Nett Capacity (m3)	Roof Type	Product	Heating	Min flash
TK 112	24,568	24,568	Internal	DPP		n.a.
TK 113	24,568	24,568	Internal Floating	DPP		n.a.
TK 114	24,568	24,568	Internal Floating	DPP		n.a.
TK 115	24,526	24,526	Internal Floating	DPP		n.a.
TK 116	42,342	42,342	External Floating	DPP		n.a.
TK 117	42,152	42,152	External Floating	DPP		n.a.
TK 118	42,152	42,152	External Floating	DPP		n.a.
TK 119	42,266	42,266	External Floating	DPP		n.a.
TK 120	3,385	3,385	Coned Internal Floating	CPP		n.a.
TK 121	5,454	5,454	Coned Internal Floating	CPP		n.a.
TK 122	3,391	3,391	Coned Internal Floating	CPP		n.a.
TK 127	28,521	28,521	Domed Fixed	CPP		60 c.
TK 128	28,524	28,524	Internal Floating	CPP		n.a.
TK 129	36,229	34,989	Domed Fixed	DPP	Coils	n.a.
TK 205	22,838	21,862	Internal Floating	CPP		n.a.
TK 206	22,819	21,865	Internal Floating	CPP		n.a.
TK 207	25,311	24,254	Internal Floating	CPP		n.a.
TK 208	22,814	21,850	Internal Floating	CPP		n.a.
TK 209	33,490	32,174	Internal Floating	CPP		n.a.
TK 213	51,423	49,532	Internal Floating	CPP		n.a.
TK 214	46,334	44,614	Internal Floating	CPP		n.a.
TK 216	33,545	32,250	Internal Floating	CPP		n.a.
TK 217	33,503	32,199	Internal Floating	CPP		n.a.

TOTAL	664,723	652,006				n.a.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOTE:

From the date of this agreement until 21 October 2011, tank allocation was as mutually agreed between the matrices and the Company.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX 6

GENERAL TERMS AND CONDITIONS

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

ARTICLE	HEADING
1	DEFINITIONS AND INTERPRETATION	4

2	APPLICABILITY OF THESE GENERAL TERMS AND CONDITIONS	5

3	LOCATION OF FACILITIES	6

4	REPLACEMENT OF FACILITIES	6

5	INSPECTION OF FACILITIES	6

6	SPECIAL MEASURES	6

7	MAINTENANCE, REPAIR, ALTERATION OF AND ADDITION TO FACILITIES	7

8	REMOVAL OF PRODUCTS	7

9	CLEANING AND RESTORATION OF FACILITIES	8

10	OTHER OPERATIONS	8

11	MAXIMUM TANK WEIGHT	8

12	INFORMATION FROM PRINCIPAL	8

13	INSPECTION OF PRODUCTS	9

14	LIABILITY FOR INCORRECT OR INCOMPLETE STATEMENTS, ETC.	10

15	REFUSAL TO TAKE DELIVERY OF PRODUCTS OR CARRY OUT OPERATIONS	10

16	MEANS OF TRANSPORT, PACKING MATERIALS AND CONTAINERS	10

17	CONDITION OF PRODUCTS ON ARRIVAL	11

18	INFORMATION AND DOCUMENTS FOR DUTIES, TAXES AND CHARGES	11

19	POINT OF DELIVERY OR RE-DELIVERY	12

20	ARRIVAL, HANDLING AND DEPARTURE OF VESSELS AND VEHICLES	12

21	WORKING HOURS	15

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

ARTICLE	HEADING

22	DELIVERY AND RE-DELIVERY OF PRODUCTS	15

23	COUNTING, WEIGHING, MEASUREMENT AND TESTING OF PRODUCTS	15

24	DELIVERIES AND RECEIPTS	16

25	ACCESS TO TERMINAL	16

26	INFORMATION ON PRODUCTS	16

27	TRANSFER OR PASSING OF OWNERSHIP OF PRODUCTS	16

28	DELIVERY REQUIREMENTS	17

29	RATES, CHARGES AND TAXES	18

30	CONDITIONS OF PAYMENT	19

31	SEGREGATED STORAGE	20

32	DISPUTE OF OWNERSHIP OF PRODUCTS	20

33	RIGHT OF DISPOSAL	20

34	FORCE MAJEURE	21

35	OPERATOR’S LIABILITY	22

36	CUMULATIVE RIGHTS AND REMEDIES	23

37	COMPLIANCE WITH STATUTES	23

38	ASSIGNEMENT OF AGREEMENT	23

39	CONSENT FOR WAIVER	23

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

ARTICLE 1 – DEFINITIONS AND INTERPRETATION

The following expressions shall have the following meanings unless the context of the Agreement requires otherwise.

1.1	“Agreement”

Agreement refers to the agreement made verbally, by conduct or in writing, as a “Storage Contract”, between the Operator and the Principal or any person on behalf of the Principal whereby the Operator undertakes to carry out the Operations subject to the terms and conditions of such agreement including these Articles herein.

1.2	“FTL”

FTL means VTTI Fujairah Terminals Ltd Fzc and is herein also referred to as the “Operator”.

1.3	“Terminal”

All or any part of any premises, offices, buildings, landward or marine storage facility, tank, tanker vessel, tank truck, rail tank car, shed, warehouse, laboratory, berth, jetty, quay, pier, mooring or breasting facility, pipeline, and their pumps, equipment, appliances and component parts and other places, structure, vessel or vehicle at, by or through which the Operations are carried out by or on account of the Operator irrespective of whether or not such terminal belong to or is controlled or operated by the Operator.

1.4	“Facilities”

All or any part of the Terminal chosen by the Operator from time to time for the purposes of the Operations.

1.5	“Claim”

Any loss, damage, cost and expense suffered by the claimant due to the loss, destruction or damage of any property (including the property of the claimant) or from any damage to the environment or from the death or injury of any person (including the claimant) or any economic or consequential loss or loss of profits suffered by the claimant and any demand or legal proceedings made or instituted in respect of such claim including the costs (including solicitor and client costs) and expenses of such demand or proceedings.

1.6	“Force Majeure”

As defined in the Agreement.

1.7	“Products”

All or any part of any oil products that shall be delivered by or on behalf of the Principal to the Operator for the purposes of the Operations.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

1.8	“Operations”

Any or all operations carried out or to be carried out by the Operator in respect of the Products pursuant to the Agreement including (unless expressly excluded by the Agreement), taking delivery of, storing, handling (including transshipping and pumping through), moving, treating, processing, blending, re-delivering and administrative handling and documentation of the Products at, outside or through the Terminal.

1.9	“Vehicle”

Any vehicle notified by the Principal to the Operator as being authorised to deliver the Products to the Operator or to take re- delivery of the Products from the Operator.

1.10	“Vessel”

Any vessel notified by the Principal to the Operator as being authorised to deliver the Products to the Operator or to take re- delivery of the Products from the Operator.

1.11	“Effective Date”

The date of the Agreement.

ARTICLE 2 – APPLICABILITY OF THESE GENERAL TERMS AND CONDITIONS

2.1	The Operator shall carry out operations exclusively pursuant to these Articles unless otherwise expressly agreed in writing.

2.2	All applications, orders, instructions, notices, requests, directions, declarations, permissions, consents and other communication required or permitted under the Agreement to be made or given to the Operator shall be made or given in writing as stipulated in the relevant clause of the Storage Contract.

2.3	All orders, instructions, notices, requests, directions and other communication required or permitted under the Agreement to be made or given to the Principal shall be made or given at the office of the Principal or its representative as defined in the relevant clause of the Storage Contract.

2.4	Reference in the Agreement to any statute includes a reference to such statute in force from time to time and any regulation or orders made under such statute.

2.5	Any undertaking by the Operator under the Agreement to do any act may be carried out by any person engaged or authorised by the Operator to do so.

2.6	Any undertaking by the Principal under the Agreement not to do or omit any act shall be deemed to include an obligation not to permit such act to be done or omitted by any other person.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

2.7	If the whole or any part of any provision of the Agreement shall be or become illegal or invalid or unenforceable for any reason whatsoever including by reason of any statutory provision or by reason of any decision of any Court or any other body or authority having jurisdiction over the parties or the Agreement, such whole or part of such provision shall be deemed to be deleted from the Agreement, provided that if any such deletion substantially affects or alters the commercial basis of the Agreement, the parties shall negotiate in good faith to amend the provisions of the Agreement as shall be necessary or desirable in the circumstances.

2.8	The headings of the Articles are for reference and the convenience of the parties only and do not define, limit or enlarge the meaning, interpretation or scope of any of these Articles.

ARTICLE 3 – LOCATION OF FACILITIES

3.1	The Operator shall, at its absolute discretion, select the facilities suitable for the carrying out of the Operations and shall be entitled in case of emergency to move the Products from one part of the Terminal to another from time to time.

3.2	The Operator shall as soon as possible, notify the Principal of any movement of the Products but the Principal shall not make any Claim against the Operator by reason of the fact that it has not been so notified.

ARTICLE 4 – REPLACEMENT OF FACILITIES

If the Facilities shall be damaged or destroyed or shall become unfit for the Operations as result of any Force Majeure, the Operator shall use its best endeavors to make other facilities available for the Principal’s use in replacement of the Facilities.

ARTICLE 5 – INSPECTION OF FACILITIES

The Principal shall inspect the Facilities to ensure their cleanliness suitability and good condition prior to the delivery of the Products to the Operator and the Operator shall not be liable in any way whatsoever for any Claim arising out of any lack of cleanliness or the state or condition of the Facilities.

ARTICLE 6 – SPECIAL MEASURES

6.1	The Operator shall be entitled immediately and at the risk and expense of the Principal:

(a)	To install or modify any fixture or fitting to the Facilities at the risk and expense of the Principal which may be required to prevent or reduce the emission of smoke, dust, fumes, vapors or other matter, as a result of the nature or presence of the Products;

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

(b)	To take every measure reasonably deemed necessary by the Operator for the prevention or reduction of risk of any Claim, including the cessation of the Operations and the removal or disposal of the Products.

6.2	Notwithstanding that the cost of such installation or modification shall have been borne by the Principal, such fixture or fitting shall be the property of the Operator.

6.3	The Operator shall as soon as possible, notify the Principal of such installations and measures but the Operator’s failure to notify the Principal shall not entitle the Principal to claim against the Operator in respect thereof.

ARTICLE 7 – MAINTENANCE, REPAIR, ALTERATION OF AND ADDITION TO FACILITIES

7.1	The Operator shall be entitled at any time and from time to time to inspect and carry out any works for the routine maintenance or repair or necessary alteration or addition to the Facilities.

7.2	The Operator shall be entitled to move the Products from the Facilities to other parts of the Terminal if the Operator shall deem such movement to be necessary or desirable for the Operator to carry out such works and in such event:

(a)	The Operator shall as soon as possible notify the Principal of such movement of the Products;

(b)	The Principal shall not be entitled to make any Claim that has either directly or indirectly arisen from such works or from the deprivation of the use of the Facilities for any duration as a result of such works unless such Claim has arisen from the willful intent or recklessness of the Operator.

ARTICLE 8 – REMOVAL OF PRODUCTS

8.1	The Principal shall completely remove the Products from the Facilities not later than the date of expiry or on termination of the Agreement.

8.2	If the obligations mentioned in Article 8.1 of this General Terms and Conditions is not complied with then the Operator shall at all times have the right to take all such measures as may be necessary for vacating the storage space in question, inclusive of removal of the Products to another storage space, for the account and risk of the Principal, all of this without prejudice to the right of the Operator to claim compensation for all direct and indirect damage and costs.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

ARTICLE 9 – CLEANING AND RESTORATION OF FACILITIES

9.1	Unless expressly provided otherwise in the Agreement or if so required by the Operator, the Principal shall bear all costs incurred by the Operator in respect of the cleaning of the Facilities from time to time and in respect of the restoration of the Facilities to their cleanliness and condition as at the Effective Date, upon the termination of the Agreement.

9.2	As and when required by the Operator or as and when necessary in the interests of safety, the Principal shall provide to the Operator without charge, all knowledge, expertise and experience available to the Principal in respect of the cleaning and restoration of the Facilities.

9.3	In the event that any waste materials, remnants, residues, cleaning water or agents shall have to be removed from the Facilities after such cleaning or restoration of the Facilities:

(a)	The Operator shall be entitled to remove such waste materials, remnants, residues, cleaning water or agents forthwith at the risk and expense of the Principal; or

(b)	If the Operator shall so choose and notify the Principal, the Principal shall remove such waste materials, remnants, residues, cleaning water or agents forthwith at the risk and expense of the Principal and subject to the requirements of the Operator.

ARTICLE 10 – OTHER OPERATIONS

10.1	Subject to Article 7, the Principal shall notify the Operator reasonably in advance of any operation other than the Operations which it shall wish the Operator to carry out in respect of the Products and the Operator may agree to do so subject to terms and conditions (including charges) to be mutually agreed upon.

10.2	If the Operator shall choose not to carry out such other operations, the Operator shall not be liable for any Claim arising from any omission to carry out such operations and the Principal shall indemnify the Operator against all Claims suffered by or made against the Operator due to such omission.

ARTICLE 11 – MAXIMUM TANK WEIGHT

Unless expressly permitted otherwise by the Operator, each tank (if any) forming part of the Facilities on land shall not be filled to a capacity exceeding the weight of an equivalent volume of water in such tank at a temperature of 4 degrees Celsius.

ARTICLE 12 – INFORMATION FROM PRINCIPAL

12.1	The Principal shall, on or before the Effective Date of the Agreement, furnish to the Operator:

(a)	A description of the Products (including the description of their nature, type, quality, composition, temperature, weight, volume, value, source, origin, hazard classification and in the case of gases, their pressure) and a separate description of their weight in any case where the weight of any individual package of the Products exceeds 1,000 kilograms; and

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

(b)	A description of the other physical properties of the Products and their particulars knowledge of which are or may be of importance to the Operator or which are of such a nature that the Agreement would not have been entered into or would not have been entered into on the same conditions, if the Operator had knowledge of these particulars.

(c)	The Principal shall guarantee that the Products shall not come from, nor be transit through any countries that are under United Nations sanctions and shall guarantee that the Products or their presence in the Terminal do not break any international law or charter to which the United Arab Emirate is a party.

12.2	The Operator shall not be deemed to have knowledge of the description of the Products, if the descriptions referred to in Article 12.1 shall not be complete or correct.

12.3	The Operator may accept delivery of the Products notwithstanding the Operator’s knowledge of any incorrect or incomplete description of the Products and if the Operator shall choose to take delivery of the Products for any reason whatsoever:

(a)	The Principal shall bear the risk and expense of any necessary or desirable measures carried out by the Operator in respect of the Products arising from such incorrect or incomplete description and shall indemnify the Operator against all Claims arising from such measures;

(b)	The Operator shall not be liable for any Claim arising from such taking of delivery of the Products.

ARTICLE 13 – INSPECTION OF PRODUCTS

13.1	The Operator shall not be obliged to survey, count, weight or measure Products that are delivered to its Premises or to examine these as to their nature.

13.2	The Operator shall however, be entitled on or before taking delivery of the Products:

(a)	If the Operator suspects that the Products have been incompletely or incorrectly described to inspect the Products (and to open any container for such purpose);

(b)	To tally, weigh, measure, test or examine the Products for the purposes of verification.

13.3	If the Operator shall find that the Products have been incompletely or incorrectly described, the Principal shall bear the cost of the Operator’s inspection and verification.

13.4	The Operator shall never be liable for the correctness of and/or designation of the Products.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

ARTICLE 14 – LIABILITY FOR INCORRECT OR INCOMPLETE STATEMENTS, ETC.

The Principal shall be liable to the Operator and shall indemnify the Operator against all loss suffered by or claims made against the Operator arising from any incorrect or incomplete description, statement, indication, information, notice, direction or instruction made or given by the Principal to the Operator, in addition to the costs payable by the Principal under Article 13, even if these consequences have arisen beyond the fault of the Principal.

ARTICLE 15 – REFUSAL TO TAKE DELIVERY OF PRODUCTS OR CARRY OUT OPERATIONS

15.1	Notwithstanding the other provisions of the Agreement, the Operator shall be entitled to refuse to take delivery of the Products or to carry out any Operations:

(a)	If in the reasonable opinion of the Operator, the Products delivered purportedly as the Products do not conform with the description thereof provided by the Principal under Article 12;

(b)	If in the reasonable opinion of the Operator, the carrying out of such Operations may lead to a genuine Claim.

15.2	The Operator shall be entitled to require payment from the Principal of any cost or expense incurred by the Operator in respect of the Operations prior to the Operator’s refusal to take delivery of the Products pursuant to Article 15.1.

ARTICLE 16 – MEANS OF TRANSPORT, PACKING MATERIALS AND CONTAINERS

16.1	The Principal shall guarantee and ensure at all times that all Vessels delivering and taking delivery of the Products shall have all necessary and up to date certificates with regards ‘Tanker Owners Voluntary Agreement concerning Liability for Oil Pollution’-(TOVALOP), Lloyds in class and flag certificates and shall be fit for use in respect of the Products and shall be in compliance with the requirement of the competent authorities. All details as well as evidence, if so requested by the Operator, are to be submitted to it well in advance.

16.2	The Operator shall be entitled at any time on, before or during taking delivery of the Products, to test or examine such Vessels for the purposes of inspection.

16.3	If in the reasonable opinion of the Operator, such Vessels are not in accordance with Article 16.1 then:

(a)	The Operator shall be entitled to refuse to take delivery of the Products or if the Products are then at the Terminal, to remove the Products forthwith at the risk and expense of the Principal or to require the Principal to remove the Products forthwith;

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

(b)	The Operator shall not be liable for any Claim arising from any party in the event that Vessels are not in compliance with Article 16.1 and the Principal shall indemnify the Operator against such Claim.

ARTICLE 17 – CONDITION OF PRODUCTS ON ARRIVAL

17.1	Taking delivery of the Products by the Operator shall not in any way constitute proof that the Products were delivered in a good and undamaged condition or that the means of transport, packing materials or containers used in respect thereof conformed with the requirements of Article 16.1.

17.2	The Operator shall, as soon as possible, notify the Principal of any damage or defect of the Products or of such means, materials or containers which is apparent at the time of delivery thereof but the Principal shall not make any Claim against the Operator by reason of the fact that it has not been so notified.

17.3	The Operator shall be entitled, at the expense of the Principal, to do all things necessary to prevent or reduce further deterioration in the condition of the Products and to arrange for a report to be made on the condition of the Products without being liable for any Claim arising from doing such things and the Principal shall indemnify the Operator against such Claim.

ARTICLE 18 – INFORMATION AND DOCUMENTS FOR DUTIES, TAXES AND CHARGES

18.1	If the Products are or may be subject to duties, taxation or other charges by the competent authorities, the Principal shall reasonably in advance furnish to the Operator, all information and documents required by the Operator to enable the Operator to make the appropriate declarations to such authorities for such purposes to facilitate the Operator’s dealings with such authorities.

18.2	The Principal shall be liable for and shall indemnify the Operator against any claim, penalties, taxes or duties suffered or payable by the Operator arising from any incorrect or incomplete information or documents that have been furnished by the Principal to the Operator under Article 18.1 or arising from the Principal’s failure or omission to provide the required information and documents or to provide the same promptly.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

ARTICLE 19 – POINT OF DELIVERY OR RE-DELIVERY

19.1	The Products shall be deemed to have been delivered at the Terminal:

(a)	If the Products are pumped from a tanker or from the tanks of any other Vessel, immediately upon the Products passing the connecting flange of the pipeline at the Terminal connected to the manifold of the tanker or other Vessel;

(b)	If the Products are delivered through a pipeline at the terminal of any other person, immediately upon the Products passing the valve placed between that pipeline and the pipeline at the Terminal;

(c)	If the Products are delivered by a Vessel and are unloaded otherwise than in the manner described in paragraph (a) above, immediately after the Products have been unhooked at the Terminal; or

(d)	If the Products are delivered by rail or road, immediately upon the Products passing the connection to the means of transport at the Terminal in the event of unloading by means of pumps or in the event of any other manner of unloading, immediately after having been unloaded from the means of transport.

19.2	The Products shall be deemed to have been re-delivered to the Principal from the Terminal:

(a)	If the Products are re-delivered to a tanker or into the tank of any other Vessel, immediately upon the Products passing the connecting flange of the pipeline at the Terminal connected to the manifold of the tanker or other Vessel;

(b)	If the Products are re-delivered through a pipeline at the terminal of any other person, immediately upon the Products passing the valve placed between that pipeline and the pipeline at the Terminal;

(c)	If the Products are re-delivered to a Vessel and are loaded otherwise than in the manner described in paragraph (a) above, immediately after the containers containing the Products have been hooked at the Terminal; or

(d)	If the Products are re-delivered by rail or road immediately upon the Products passing the connection to the means of transport at the Terminal in the event of unloading by means of pumps, or in the event of any other manner of loading, immediately after having been loaded onto the means of transport.

ARTICLE 20 – ARRIVAL, HANDLING AND DEPARTURE OF VESSELS AND VEHICLES

20.1	The Principal shall guarantee all Vessels delivering to or taking delivery from the Facilities shall not exceed any of the dimensions as established by the Port of Fujairah Authority, the competent authority for all Vessels calling at the Port of Fujairah.

20.2	A Vessel may berth or a Vehicle may be landed at the Terminal for the purposes of delivering or taking re-delivery of the Products, except where the Operator shall at its absolute discretion refuse to grant permission for such berthing or landing without having to specify the reason for such refusal.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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20.3	Subject to Article 20.2 and except where required otherwise by the competent authorities or where deemed necessary by the Operator to facilitate other operations at the Terminal, the Operator shall handle a Vessel berthed at the Terminal or a Vehicle landed at the Terminal, in the order in which the arrival of such Vessel has been notified by the Principal to the Operator by such means and within such time as shall have been agreed between the Operator and the Principal.

20.4	In the event of any delay caused to the Vessel or the Vehicle or any delay, interruption or departure from the sequence of the handling of the Vessel or the Vehicle due to any cause whatsoever (including the non-availability of a berth or ancillary facilities at the Terminal), the Operator shall not be liable to the Principal or any other person for any Claim arising from any such delay or interruption or departure (including any claim for any demurrage or other compensation for any temporary or permanent loss of use of the Vessel or the Vehicle).

20.5	If the loading or discharge of the Products shall be undertaken by the Operator as part of the Operations, the Principal shall ensure that the Operator shall receive adequate directions (including times and pumping speeds) in sufficient time regarding the proper manner of such loading or discharge and if the Products are to be delivered to the Operator in various consignments, regarding the Products that form part of each consignment.

20.6	(1) With regard to the discharge or loading of the Products from or onto any Vessel or any Vehicle during the delivery or the taking of re-delivery of the Products to or from the Facilities, as the case may be, the Principal shall ensure that when the Vessel or the Vehicle has berthed or parked alongside a delivery or re-delivery point at the Terminal designated by the Operator and the Operator has declared itself to be ready for such delivery or re-delivery, such discharge from or loading onto the Vessel or the Vehicle (including the connection and disconnection of hoses and the taking and analysis of samples of the Products) shall commence immediately and proceed diligently on a 24-hour basis daily (including Fridays and public holidays) without interruption or delay until the completion of such discharge or loading.

(2)	Without prejudice to the generality of paragraph (1) above, the Principal shall ensure that:

(a)	The Products shall be discharged from a Vessel or a Vehicle at the maximum pumping capacity which is usual in the case of a Vessel or a vehicle of a similar size and tonnage, taking into account the maximum receiving capacity of the Terminal (seven (7) bars of pressure) and the requirements of safety; and

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	If the Products shall have to be pumped from the Vessel during such discharge, the Products shall be pumped at such temperature, pressure and condition as will not delay or impede such pumping. With regards to temperature, the maximum temperature discharge condition for Class 1 and 2 petroleum products is ambient temperature, and the maximum temperature discharge condition for Class 3 petroleum products is 15 degrees Celcius lower than the flashpoint of the product with a maximum of 70 degrees Celcius.

(3)	If the Operator and the Principal shall differ on the question of such maximum pumping capacity, temperature, pressure or condition, the Operator shall be entitled thereupon to obtain the decision of an independent and reputable expert whose decision shall be final and binding on the parties (including his decision on whether the Operator or Principal should bear the cost of his decision).

20.7	The Principal shall ensure that the Vessel or the Vehicle shall be removed from the Terminal immediately upon completion of such discharge or loading or sooner if necessary for compliance with the requirements of the competent authorities or where deemed necessary by the Operator to facilitate other operations at the Terminal.

20.8	If the Operator shall not have received any or any adequate directions described in Article 20.5 or shall not have received such directions within sufficient time:

(a)	The Operator shall be entitled to refuse delivery or re- delivery of the Products and at the risk and expense of the Principal, to remove the Vessel or the Vehicle to any place chosen by the Operator at its absolute discretion; and

(b)	The Principal shall pay to the Operator all losses, costs and expenses (including demurrage and consequential losses) arising from such non-receipt, refusal and removal and shall be liable for any Claims arising from such failure and shall indemnify the Operator against such Claims.

20.9	If:

(a)	The Products shall not be discharged from or loaded onto the Vessel or the Vehicle, as the case may be, at the times and the speed as per the adequate directions described in Article 20.5 due to any reason whatsoever; or

(b)	The Vessel or the Vehicle shall not be removed from the Terminal at the time described in Article 20.7 due to any reason whatsoever (including the arrest or seizure of the Vessel or the Vehicle by a third party) and the Operator shall have requested the Principal or the master of the Vessel or the driver of the Vehicle to increase the speed of such discharge or to remove the Vessel or the Vehicle, as the case may be, and the Principal or the master or the driver shall fail to comply with such request due to any reason whatsoever:

(i)	The Operator shall be entitled to interrupt such discharge or loading and to remove the Vessel or the Vehicle to any place chosen by the Operator at its absolute discretion; and

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(ii)	The Principal shall pay to the Operator all losses, costs and expenses (including demurrage and consequential losses) arising from such failure and removal and shall be liable for any Claims arising from such failure and shall indemnify the Operator against such Claims.

ARTICLE 21 – WORKING HOURS

21.1	Except where expressly agreed otherwise, the Operations shall be carried out during the normal working hours of the Operator in force from time to time.

21.2	Notwithstanding Article 21.1 any Operations may be carried outside the normal working hours:

(a)	If the Operator shall reasonably deem it necessary to do so or if required by the competent authorities; or

(b)	If the Principal shall so request the Operator and the Operator agrees to do so.

21.3	Any cost or expense incurred by the Operator arising from carrying out any Operations outside the normal working hours pursuant to Article 21.2 shall be paid by the Principal to the Operator.

ARTICLE 22 – DELIVERY AND RE-DELIVERY OF PRODUCTS

22.1	If the Principal has informed the Operator that the Products will be delivered or taken re-delivery of in specified quantities and at specified times or at specified intervals and if the Products are not so delivered or taken re-delivery of:

(a)	The Principal shall be liable for any Claims arising from the failure to so deliver or take re-delivery of the Products due to any cause whatsoever and shall indemnify the Operator against such Claims; and

(b)	In the case of delivery of the Products, the Operator shall then no longer be required to make available the Facilities pursuant to the Agreement or in the case of re-delivery of the Products, the Operator shall be entitled to remove the Products forthwith from the Facilities at the risk and expense of the Principal.

22.2	Time shall be of the essence for the purposes of this Article and the Principal shall not be entitled to any notice of such failure.

ARTICLE 23 – COUNTING, WEIGHING, MEASUREMENT AND TESTING OF PRODUCTS

23.1	Both Parties may agree on an independent surveyor. The Principal shall meet the cost of the independent surveyor.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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23.2	The independent surveyor’s findings with regards Products received by the Operator or Products delivered to the Principal shall only be based on the standard volumes at 15 degrees Celcius in the Terminal’s tanks, NOT the tanks of the Vessel.

23.3	Subject to Article 23.4 only the results of counts, weighings or measurement of the Products carried out by the independent surveyor shall bind the parties.

23.4	Subject to the agreement of both Parties in writing, the Operator can at its discretion carry out the survey as described in Article 23.2 instead of an independent surveyor, in such cases the results of counts, weighings or measurement of the Products carried out by the Operator shall bind the parties.

23.5	The Principal or any person authorised in writing by the Principal may be present at such counts, weighings or measurements.

23.6	Testing shall be carried out by a third party or FTL laboratory, as instructed by the Principal. All costs associated with the testing including the shipping of the samples for testing and the return of sample containers to the Operator shall be borne by the Principal.

ARTICLE 24 – DELIVERIES AND RECEIPTS

Both parties shall fulfill the requirements of the latest edition of the FTL Nomination and Operational Procedures, appended to each governing agreement, with regards to the delivery/receipt of Products, to/from the Terminal.

ARTICLE 25 – ACCESS TO TERMINAL

25.1	The Operator shall grant the Principal and persons authorised in writing by the Principal, reasonable access to the Facilities as referred to in Article 21.1 only for the purposes of the Agreement subject to their compliance with the requirements of the Operator and the competent authorities.

25.2	The Operator shall not be liable for any Claim due to any cause whatsoever arising from the entry to or presence of the Principal or such authorised persons on the Terminal and the Principal shall indemnify the Operator against such Claims.

ARTICLE 26 – INFORMATION ON PRODUCTS

The Operator shall furnish information in respect of the Products only to the Principal or any person authorised in writing by the Principal.

ARTICLE 27 – TRANSFER OR PASSING OF OWNERSHIP OF PRODUCTS

27.1	The Principal shall immediately notify the Operator of any intended transfer of ownership or other interest in the Products.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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27.2	The Operator shall not be obliged to recognize nor be bound by any transfer of ownership or other interest in the Products:

(a)	If the Principal shall not have performed or observed any term or condition of the Agreement (including the obligation to pay all sums due under the Agreement) due to any reason whatsoever or if the Principal shall not have performed or observed any term or condition of any agreement made between the Operator and the Principal in respect of any other products at the Terminal; or

(b)	If due to any reason whatsoever, the Principal shall not have obtained the agreement of the intended transferee in a form approved by the Operator to perform and observe the terms and conditions of the Agreement; or

(c)	If in the Operator’s opinion, any dispute may arise between the Principal and the intended transferee or any other person in relation to the ownership or other interest in the Products or in relation to the right to delivery or possession thereof.

27.3	In the event of any dispute described in Article 27.2(c), the Operator shall be entitled:

(a)	To retain the Products and such other products at the risk and expense of the Principal until the resolution or settlement of such dispute to the Operator’s satisfaction; and

(b)	To obtain legal assistance and initiate legal proceedings at the expense of the Principal in respect of such dispute.

27.4	The Principal shall be liable for all Claims arising from any refusal of the Operator to recognize or to be bound by the intended transfer of ownership or other interest in the Products and shall indemnify the Operator in respect of such Claims.

27.5	Notwithstanding the transfer of ownership or possession of the Products, until and unless the Operator shall have agreed to recognize and be bound by such transfer, the Principal shall continue to perform and observe the terms and conditions of the Agreement (including the obligation to pay all sums due under the Agreement and all Claims) even insofar as they relate to any Operations carried out after the transfer.

27.6	Upon the Operator’s recognition and agreement to be bound by the transfer, the transferee shall be deemed to be the Principal for the purposes of the Agreement and shall also be jointly and severally liable with its predecessor in title for the performance and observance of the Agreement as described in Article 27.5.

ARTICLE 28 – DELIVERY REQUIREMENTS

28.1	The Operator shall re-deliver the Products to the Principal:

(a)	If so instructed by the Principal;

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Provided that the Principal shall have performed and observed the terms and conditions of the Agreement and of any other agreement made between the Operator and the Principal in respect of other products at the Terminal, up to the date of such re-delivery.

28.2	The Operator shall be entitled but not obliged:

(a)	To demand from any person purporting to be entitled or authorised to take re-delivery of the Products, satisfactory proof of the person’s identity and of such entitlement and authority.

28.3	In the event of any partial or total loss or destruction of the Products due to any cause whatsoever, the date of commencement of such loss or destruction shall be deemed to be the date of re-delivery of the Products by the Operator to the Principal.

ARTICLE 29 – RATES, CHARGES AND TAXES

29.1	Without prejudice to the provisions of the Storage Contract, The Principal shall pay to the Operator all rates, charges and other sums which shall be payable under the Agreement including any rentals, storage charges, heating costs, refrigeration costs, insurance costs, throughput shortfall charges, taxes, duties, port dues, wharfage and all other costs incurred by the Operator in relation to the Products, the Vessels and the Vehicles of the Principal.

29.2	For the avoidance of doubt, it is hereby agreed and declared that:

(a)	Where the Products shall be delivered or taken re-delivery of by a Vessel or Vehicle, such sums have been charged on the basis that the Products shall be delivered or re-delivered at the flange of the pipeline at the Terminal which is connected to the manifold of the Vessel or Vehicle;

(b)	Unless expressly agreed otherwise:

(i)	Such sums shall be payable for the whole period during which the Facilities are available for the Principal’s use pursuant to the Agreement regardless of whether or not the Principal shall have actually used the same; and

(ii)	Such sums shall be payable on a monthly basis, any part of a month constituting a full month for the purposes of payment. The Operator shall not be obliged to recover from third parties any sums, which may be due from third parties to the Principal in respect of the Products.

29.3	The Operator shall be entitled to increase such sums immediately if the costs incurred by the Operator in respect of the Operations shall be affected by changes in the currency exchange rates or in the requirements imposed by legislation or regulations in respect of the Operations the interests of safety or environmental protection or if necessitated by local circumstances.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 30 – CONDITIONS OF PAYMENT

30.1	All sums of whatever nature due from the Principal to the Operator (excluding Rental Fees which are subject to the provisions of the Storage Contract) under the Agreement shall be recoverable against the Products and any other products delivered by the Principal to the Operator under any other agreement made between the Operator and the Principal and shall be payable without demand and without deduction not later than 10 days after the date of the Operator’s invoice therefor. The settlement of the Rental Fees shall remain subject to the relevant clause of the Storage Contract.

30.2	Notwithstanding the period for payment stipulated in Article 30.1:

(a)	If legal proceedings shall be commenced by any third party for the bankruptcy or liquidation or winding up of the Principal;

(b)	If the Principal shall make any offer of composition to its creditors;

(c)	If any order of distress or attachment or similar order shall be made against any property of the Principal;

(d)	If the Principal shall cease to carry on the business in which it was engaged at the commencement of effect of the Agreement; or

(e)	If the Principal shall fail to perform or observe any terms or conditions of the Agreement;

All sums due from the Principal to the Operator shall become immediately due and payable.

30.3	If due to any reason whatsoever (except the default of the Operator) the Principal shall not pay any sum payable to the Operator under the Agreement within 10 days after the date of the Operator’s invoice therefor or on the agreed maturity date:

(a)	The Operator shall be entitled to engage the services of any person to recover such sum from the Principal, in which event the Principal shall also be liable for all costs incurred by the Operator for such services (including the legal costs) which costs shall be not less than 15% of such sum; and

(b)	Regardless of whether or not the Operator shall have engaged the services of any person as described in paragraph (a), the Principal shall in addition to all sums payable under the Agreement and the costs described in paragraph (a) (if any), pay to the Operator an interest of 10% on such sums and the costs, which interest shall be payable on a day to day basis form the date immediately after the due date for payment to the date of actual payment of such sums, the costs and interest thereon or to the date of expiry or sooner termination of the Agreement, whichever is earlier.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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30.4	Time shall be of the essence for the purposes of this Article.

ARTICLE 31 – SEGREGATED STORAGE

The Principal shall have segregated tanks allocated to it.

ARTICLE 32 – DISPUTE OF OWNERSHIP OF PRODUCTS

32.1	If there shall be any dispute between the Operator and the Principal or between the Operator and any third party relating to the ownership of or other right, title or interest in the Products or if the Products shall be attached, detained or seized by a third party in any way, the Operator shall pursuant to a court order detain the Products until the dispute is resolved by the competent court or otherwise settled.

32.2	The Operator shall be entitled to seek any legal advice or to commence any legal proceedings or to take any measure which it deems necessary to protect its interest in such dispute, attachment, detention or seizure or to resolve such dispute, in which event the risk and expense of such advice, proceedings and measure shall be borne by the Principal.

ARTICLE 33 – RIGHT OF DISPOSAL

33.1	Without prejudice to Article 32:

(a)	If the Principal fails to remove the Products due to any reason whatsoever upon the expiry or early termination of the Agreement; or

(b)	If the Principal fails to pay to the Operator any sum due to the Operator under the Agreement due to any reason whatsoever the Operator shall be entitled, without further notice or demand to the Principal, to remove the Products from the Facilities to any place whether in or outside the Terminal and dispose of or destroy the Products in such manner as the Operator deems fit and at the risk and expense of the Principal.

33.2	If the Operator shall decide to dispose of the Products by sale by private treaty or public auction:

(a)	The Operator shall be entitled to open or break open without being liable for any damage caused thereby, any container or any other package containing the Products; and

(b)	Any proceeds of sale shall be applied by the Operator in the following manner:

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(i)	Firstly, in payment of all sums due from the Principal to the Operator under the Agreement or under any other agreement made between the Operator and the Principal;

(ii)	Secondly, in payment of the expenses of the removal and disposal and any storage of the Products in the period between such removal and disposal;

(iii)	Thirdly, in payment of any sums due from the Principal to the competent authorities; and

(iv)	Fourthly, in payment of other claims or lines of which notice has been given by third parties to the Operator and by rendering any surplus to the Principal on demand and if no such demand is made within one year from the date of such sale, by retaining the surplus whereupon all rights of the Principal to the surplus shall be forfeited.

33.3	If the proceeds of any sale of the Products by the Operator pursuant to Article 33.1 shall be insufficient to satisfy in full any claim of the Operator under the Agreement and under any other agreement made between the Operator and the Principal, the Operator shall be entitled to recover the same from the Principal as a debt in any court of competent jurisdiction.

33.4	Any sale of the Products by the Operator pursuant to Article 33.2 shall be free from any encumbrances.

33.5	The Operator shall not be liable for any Claim arising from the removal, disposal, destruction and intermediate storage of the Products and the Principal shall indemnify the Operator against such Claims.

ARTICLE 34 – FORCE MAJEURE

34.1	If the Principal shall be prevented by a Force Majeure from performing or observing its obligation under the Agreement and shall suffer undue hardship due to such Force Majeure, the Principal shall immediately notify the Operator thereof and identify the Force Majeure, whereupon the Principal shall be released from such performance or observance (excluding financial obligations) to the extent that such performance or observance shall be prevented by the Force Majeure and such undue hardship.

34.2	The Principal shall perform and observe its other obligations under the Agreement insofar as they shall not be affected by the Force Majeure.

34.3	The Operator may require the Principal to fulfill such obligation immediately upon the cessation of the Force Majeure regardless of whether or not the Force Majeure shall cease during or after the currency of the Agreement.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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34.4	Notwithstanding Article 34.1, if the Force Majeure shall continue for a period longer than that which the Operator considers reasonable for the release of the Principal from such performance or observance, the Operator shall be entitled to terminate the Agreement immediately by notice to the Principal.

34.5	The Principal shall be liable for all Claims arising from the Operations due to any cause whatsoever and the Principal shall indemnify the Operator against such claims.

34.6	The Operator shall be released from performing or observing its obligations under the Agreement if such performance or observance shall be prevented by a Force Majeure.

ARTICLE 35 – OPERATOR’S LIABILITY

35.1	The Operator shall carry out the Operations using reasonable care and skill.

35.2	In no event shall the Operator suffer any liability in contract, tort, negligence or otherwise arising out of or in connection with this Agreement for any indirect, special, incidental, economical, consequential loss or damage, including without limitation to the generality of the foregoing, loss of profits, business, contracts or anticipated savings even if the Operator has been advised of the possibility thereof.

35.3	The Operator shall not be liable to the Principal or be deemed to be in breach of contract of this Agreement by reason of:

(a)	Force Majeure.

(b)	Any delay in the delivery of the Products to the Operator.

(c)	Any other cause unless it is first proven by the Principal that a Claim had arisen from the gross negligence or the wilful act of the Operator.

35.4	Without prejudice to the other provisions of the Agreement, in the event of any Claim against the Operator:

(a)	The Operator shall not be liable to the Principal for any sum exceeding US Dollars [***];

(b)	The Operator shall not be liable for any loss of profit, consequential loss or any indirect loss or damage;

(c)	The Operator shall not be liable for any claim where the circumstances giving rise to the Claim occurred before delivery of the Products to the Operator or after re-delivery of the Products to the Principal;

(d)	The Claim will be void if the Principal shall not have notified the Operator thereof within one week after the date on which the Principal became aware of the circumstances giving rise to the claim or the date when it ought reasonably to have become so aware.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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35.5	If any Claim shall be made against the Operator by more than one person and the Operator shall decide to pay compensation in respect of the Claim, the Operator shall be entitled to apportion such compensation among such persons according to the extent of proven loss or damage suffered by each of them.

ARTICLE 36 – CUMULATIVE RIGHTS AND REMEDIES

The rights and remedies given to the Operator under these Articles shall be cumulative remedies and shall not prejudice any other rights or remedies of the Operator contained in the Agreement or at law or the right of action or other remedy of the Operator for the recovery of any sums due to it from the Principal or in respect of any antecedent breach of the Agreement by the Principal.

ARTICLE 37 – COMPLIANCE WITH STATUTES

37.1	The parties shall comply with the provisions of all statutes, affecting the Products, the Operations and the Agreement and shall give all necessary notices and the Principal shall obtain all requisite permission, approvals and consents.

37.2	The Principal shall indemnify the Operator against any fines, penalties, losses, costs or expenses incurred by the Operator in respect of any non-compliance with the provisions of such statutes.

ARTICLE 38 – ASSIGNEMENT OF AGREEMENT

The rights and obligations of the Principal under the Agreement are personal to the Principal only as expressly permitted by the Agreement and shall not be assigned or shared in any way to or with any person without the prior consent of the Operator.

ARTICLE 39 – CONSENT FOR WAIVER

No consent or expressed or implied waiver by the Operator to or of any breach of any covenant, condition or duty of the Principal shall be constructed as a consent or waiver by the Operator to or of any other breach of the same or any other covenant condition or duty by the Operator and shall not prejudice in any way the rights powers and remedies of the Operator contained in the Agreement.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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